UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2016

Univar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200 Downers Grove, IL 60515
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

(a)           The Annual Meeting was held on May 5, 2016.

(b)           The results of the matters submitted to a shareholder vote at the Annual Meeting were as follows:

1.         Election of Directors: Our shareholders elected the following three Class I directors to each serve a three-year term expiring on the date of our 2019 annual meeting of shareholders or until his or her successor has been duly chosen and qualified.

	For	Withheld	Broker Non-Votes
Mark J. Byrne	127,087,562	4,206,745	619,247

Christopher J. Stadler	123,368,549	7,925,758	619,247

William S. Stavropoulos	123,369,664	7,924,643	619,247

2.        Ratification of Appointment of Independent Registered Public Accounting Firm: Our shareholders ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2016.

For	Against	Abstain
131,911,601	76	1,877

3.        Advisory Vote to Approve Executive Compensation (Say on Pay): Our shareholders approved the Say on Pay proposal.

For	Against	Abstain	Broker Non-Votes
131,273,970	19,679	658	619,247

4.        Advisory Vote on the Frequency of Say on Pay Votes:  Our shareholders approved “annual” as the frequency of say on pay votes.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
118,518,735	35,237	12,739,635	700	619,247

(d) In light of the results of the advisory vote on the frequency of say on pay votes, our Board determined that we will hold an advisory say on pay vote annually. Our Compensation Committee will reevaluate this determination after the next shareholder advisory vote on the frequency of say on pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2016	Univar Inc.

	By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Executive Vice President, General Counsel and Secretary